Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

OSMOPREP™ TABLETS GRANTED MHRA MARKETING

APPROVAL

-Tablet Bowel Cleansing Prep for Colonoscopy Approved in United Kingdom-

RALEIGH, NC, December 13, 2006 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Medicines and Healthcare products Regulatory Agency (MHRA) has granted marketing authorization for Diacol™ 1500 mg Tablets in the United Kingdom. Diacol, or, sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP, was approved March 16, 2006 by the U.S. FDA and is marketed in the United States under the trade name OsmoPrep™ Tablets.

“The approval of Diacol by the MHRA is an important step in our efforts to gain regulatory approval for our unique tablet bowel cleansing preparation for colonoscopy in territories outside the United States,” stated Carolyn Logan, President and Chief Executive Officer. “We intend to secure marketing approval in major markets worldwide and out-license the commercial rights in these markets. Currently we are in discussions to secure a potential partner for the UK and other markets in the European Union. Work is underway to secure approval for additional EU markets by means of the mutual recognition process using the UK as the country of reference. Similar formulations of OsmoPrep are undergoing regulatory review in Australia and Japan.”

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 150-member gastroenterology specialty sales and marketing team.

OSMOPREP™ Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) are indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. Considerable caution should be advised before OsmoPrep Tablets are used in patients with severe renal insufficiency, congestive heart failure, ascites, unstable angina, gastric retention, ileus, acute obstruction or pseudo-obstruction of the bowel, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon, gastric bypass or stapling surgery, or hypomotility syndrome. Use with caution in patients with impaired renal function, patients with a history of acute phosphate nephropathy, known or suspected electrolyte disturbances (such as dehydration), or people taking drugs that affect electrolyte levels. Patients with electrolyte abnormalities such as hypernatremia, hyperphosphatemia, hypokalemia, or hypocalcemia should have their electrolytes corrected before treatment with OsmoPrep Tablets.

Salix also markets COLAZAL®, XIFAXAN®, VISICOL®, MOVIPREP®, AZASAN®, ANUSOL-HC® and PROCTOCORT®. Balsalazide tablets, Granulated Mesalamine, SANVAR® (600 ug vials vapreotide acetate powder) and Xifaxan for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

AZASAN® is a registered trademark of AAI Properties Inc.

MOVIPREP® is a registered trademark of Velinor A.G.

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Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include reliance on third parties for, among other things, sales of our products outside the United States, market acceptance for approved products, risks of regulatory review and clinical trials, intellectual property risks, management of rapid growth and the need to acquire additional products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.